Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-137998) of Panhandle Eastern Pipe Line Company, LP of our report dated February 26, 2009 relating to the consolidated financial statements of Panhandle Eastern Pipe Line Company, LP, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 26, 2009